Exhibit 10.5

EXECUTION VERSION

April 14, 2017
Apollo Management Holdings, L.P.
9 West 57th Street
New York, New York 10019
Athene Holding Ltd.
Chesney House
96 Pitts Bay Road
Pembroke
HM08 Bermuda
Ladies and Gentlemen:
Contemporaneously herewith, Palmetto Athene Holdings (Cayman), L.P. (the “Investment Vehicle”) is subscribing to purchase certain common shares (the “Palmetto Shares”) of AGER Bermuda Holding Ltd. (“AGER”) pursuant to a subscription agreement being entered into between the Investment Vehicle and AGER in connection with a private placement of equity securities being undertaken by AGER (the “Private Placement”).
Apollo Palmetto Athene Management, LLC (the “Palmetto Athene IM”), as the investment manager of the Investment Vehicle’s sole limited partner, Apollo Palmetto Athene Partnership, L.P., possesses discretionary authority with respect to the exercise of all voting rights associated with the Palmetto Shares (subject to the terms of the Second Amended and Restated Exempted Limited Partnership Agreement of Apollo Palmetto Athene Partnership, L.P., including, without limitation, Section 5.2(c)(iv) thereof). Furthermore, we understand that in connection with the Private Placement, Apollo Management Holdings, L.P., an affiliate of the Palmetto Athene IM, will be entering into a voting agreement (in substantially the form attached hereto as Exhibit I, the “Voting Agreement”) pursuant to which AMH will agree to:

(1)
vote, or cause to be voted, all AMH Voting Shares (as defined below), at all applicable times (and whether at a meeting of shareholders or by written consent of shareholders), for any two individuals (the “Athene Director Designees”) designated by Athene Holding Ltd. (“Athene”) to be elected to the board of directors of AGER (the “Board”) or, in the absence of any such designation from Athene, each Athene Director Designee previously designated by Athene that is then serving on the Board if such Athene Director Designee is still eligible to serve as provided in AGER’s bye-laws; and

(2)	vote, or cause to be voted, all AMH Voting Shares, and to take all other actions necessary or desirable, at all applicable times and in whatever manner, that are necessary to ensure that:

(a)	the Board is comprised of at least two Athene Director Designees;

(b)	no Athene Director Designee may be removed from office other than for cause or as requested by Athene; and

(c)	any vacancies created by the resignation, removal or death of an Athene Director Designee will be filled pursuant to the provisions of the Voting Agreement.
The term “AMH Voting Share” means any voting common share of AGER (i) that is owned by AMH or any subsidiary thereof or (ii) over which AMH or any such subsidiary otherwise has the right to vote for the election of directors to the Board, and therefore includes the Palmetto Shares.
The South Carolina Retirement System Investment Commission, on behalf of the South Carolina Retirement Systems Group Trust (the “SCRSIC”), is a limited partner of Apollo Palmetto Athene Partnership, L.P.. As such, SCRSIC hereby acknowledges, and irrevocably consents to, AMH or an affiliate thereof from time to time voting, and otherwise taking all actions with respect to, the Palmetto Shares in accordance with the Voting Agreement.
Very truly yours,
THE SOUTH CAROLINA RETIREMENT
SYSTEM INVESTMENT COMMISSION, ON
BEHALF OF THE SOUTH CAROLINA
RETIREMENT SYSTEMS GROUP TRUST

By:    /s/ Rebecca Gunnlaugsson
Name: Rebecca Gunnlaugsson
Title: Chair

EXHIBIT I
FORM OF VOTING AGREEMENT